Exhibit 10.12

American Picture House Corporation CONSULTING AGREEMENT

This Consulting Agreement (“Agreement’) is made effective as of May 3, 2024 (the “Effective Date”), by and between American Picture House Corporation (the “Company”), a Wyoming corporation, and JonCar Productions, LLC (“Lender”) f/s/o Jonathan Sanger (“Sanger”), a citizen of the State of California, . Lender and Sanger may be referred to herein collectively as “Consultant’. Consultant and Company may be referred to herein individually as a “Party” and collectively as the “Parties”. The Parties agree that effective as of the Effective Date, this Agreement supersedes and replaces any prior agreement Consultant may have had with Company and that Consultant has no claims under any prior agreement as of the Effective Date.

● DUTIES; REPORTING RELATIONSHIP; OFFICE LOCATION.

● Company hereby engages Consultant on a non-exclusive basis effective as of the Effective Date to act as Company’s President.

● Relationship, The Parties to this Agreement are independent contractors. Nothing herein shall be deemed to establish a partnership, joint venture, franchise, employee/employer or any other form of relationship as participants in a joint undertaking. Each party shall be solely responsible for any claims, damages or lawsuits arising out of the acts of its employees and agents. Neither party shall incur any obligations for or in the name of the other party, or have the authority to bind or obligate the other party.

● Services: , Lender shall provide the services of Consultant on a non-exclusive basis to provide services in an executive capacity commonly associated with this position, including the roles and responsibilities identified on EXHIBIT A, attached hereto, and as also may be assigned to Consultant by the Chief Executive Officer of the Company (“CEO”) and the Board of Directors of the Company (“Board”) and agreed to by Consultant from time to time. The Company, with approval of Lender, may make changes to Consultant’s roles, responsibilities and reporting from time to time without advance notice to accommodate its business interest and this Agreement will continue to apply after such changes.

● Consultant will report tס the CEO and work primarily from wherever Consultant customarily works.

● In providing services to the Company, Consultant may be required to travel. Consultant shall be promptly reimbursed for all reasonable expenses, including travel and entertainment, incurred in the performance of Consultant’s duties. Consultant will maintain records and written receipts as required by Company policy.

● On the Effective Date, Consultant shall devote such time and efforts as Consultant, in consultation with Company, deems reasonable and necessary to complete the Services.

● COMPENSATION AND BENEFITS.

● Base Compensation. Effective from the Effective Date, Consultant’s starting base compensation is $20,000.00 USD per month, said compensation to be paid as advances against customary producer fees, which fees shall be set forth in the production budget for any film produced by Company. During Consultant’s engagement with the Company, Consultant’s base compensation will be reviewed at least annually by the Compensation Committee of the Board (the “Compensation Committee”) and any subsequent compensation increases will be subject to the approval of the Compensation Committee.

● Performance Bonus and Company Equity. In addition to the above base compensation, Consultant will be eligible to earn a discretionary performance bonus (the “Performance Bonus”) and/or Company equity (the “Company Equity”), with the amount of any bonus to be paid and/or equity awarded to be determined by the Compensation Committee (after consultation with the CEO). Consultant must be actively engaged with the Company and in good standing on the payment and/or award date of Consultant’s Performance Bonus or Company Equity to earn and be eligible to receive a Performance Bonus or Company Equity. The Compensation Committee will determine in its sole discretion whether Consultant has earned the Performance Bonus or Company Equity and the amount of any Performance Bonus or Company Equity based upon performance standards and guidelines established or to be established by the Compensation Committee.

● CONFIDENTIALITY AND PROPRIETARY INFORMATION OBLIGATIONS.

● Company Policies. As a condition of Consultant’s engagement, Consultant agrees to abide by all Company policies, rules and regulations.

● Exclusive Property. The Parties agree that Consultant shall procure business opportunities for Company, and any such business opportunities shall be discussed and terms, including financial compensation and/or ownership, shall be determined by the parties on a case by case basis”

● Confidentiality Agreement. Consultant is required, as a condition to Consultant’s engagement by the Company, to execute and deliver to the Company, the Company’s standard Confidentiality and Non-Disclosure Agreement in the form attached hereto as EXHIBIT B (the “Confidentiality Agreement”). By executing and delivering the Confidentiality Agreement to the Company, Consultant is agreeing to abide by and be bound by the terms and conditions of that agreement. Consultant’s obligations under the Confidentiality Agreement will survive the termination of Consultant’s engagement with the Company.

● NO CONFLICTS. By signing this Agreement, Consultant hereby represents to the Company that, except as previously disclosed to the Company: (a) Consultant’s engagement with or service to the Company Group is not prohibited under any engagement agreement or other contractual arrangement; and (b) Consultant does not know of any conflicts of interest with Consultant’s duties under this Agreement which would restrict Consultant’s service to the Company Group. Consultant hereby represents that Consultant has disclosed to the Company any contract Consultant has signed that may restrict Consultant’s activities on behalf of the Company Group, and that Consultant is presently in compliance with such contracts, if any. Company acknowledges that Consultant works in the entertainment industry and may consult with other business and/or individuals involved therein, and Company hereby waives any potential conflict of interest.

● TERMINATION. The Company or Lender may terminate this Agreement, with or without cause, in its sole discretion, at any time and upon 30-day written notice. Upon termination, Company shall immediately pay Consultant for amounts due up to the date of termination.

● MISCELLANEOUS.

● Entire Agreement. Consultant is required, as a condition to Consultant’s engagement with the Company, to execute and deliver the Company’s standard Confidentiality and Non-Disclosure Agreement in the form attached hereto as EXHIBIT B (the “Confidentiality Agreement”). This Agreement together with the Confidentiality Agreement shall constitute the complete and exclusive statement of Consultant’s engagement with the Company. The engagement terms in this Agreement supersede any other agreements, the terms of any equity grants to the extent inconsistent with the terms of this Agreement, or promises made to Consultant by anyone, whether oral or written, concerning Consultant’s engagement terms. Changes in Consultant’s engagement terms, other than those changes expressly reserved to the Company’s, the CEO’s, or Board’s discretion in this Agreement, require a written modification approved by the Board and signed by Consultant and a duly authorized member of the Board.

● Binding Effect; Severability. This Agreement will bind the heirs, personal representatives, successors and assigns of both Consultant and the Company, and inure to the benefit of both Consultant and the Company, their heirs, successors and assigns. lf any provision of this Agreement is determined to be invalid or unenforceable, in whole or in part, this determination shall not affect any other provision of this Agreement and the provision in question shall be modified so as to be rendered enforceable in a manner consistent with the intent of the parties insofar as possible under applicable law.

● Governing Law. The parties agree that all disputes relating in any manner to this Agreement will be submitted to binding arbitration by JAMS under its then-applicable rules in the City of Los Angeles. Prevailing party shall be entitled to recover attorney’s fees. The parties each waive whatever rights each of them might otherwise have to a jury trial with respect to the disputes referred to in this paragraph. This Agreement will be construed under the laws of the State of California for agreements fully performed in this State and without regard to conflicts of law principals.

● Notices. All notices or other communications required or permitted under this Agreement shall be made in writing and shall be deemed given if delivered personally or sent by nationally recognized overnight courier service. Any notice or other communication shall be deemed given on the date of delivery or on the date one (1) business day after it shall have been given to a nationally recognized overnight courier service. All such notices or communications shall be delivered to the recipient at the addresses indicated below:

To the Company:

American Picture House Corporation

c/o Bannor Michael MacGregor

477 Madison Avenue - 6FL

NewYork, NewYork 10022

With copy to:

Donald J. Harris

Harris Sarratt & Hodges, LLP

1620 Hillsborough Street, Suite 200

Raleigh, NC 27605

To Consultant:

At Consultant’s address as it appears in the Company’s books and records or at such other place as Consultant shall have designated by notice as herein provided to the Company.

● Mutual Drafting. Any ambiguity in this Agreement shall not be construed against either party as the drafter. Any waiver of a breach of this Agreement, or rights hereunder, shall be in writing and shall not be deemed to be a waiver of any successive breach or rights hereunder.

● Counterparts. This Agreement may be executed in counterparts which shall be deemed to be part of one original, and facsimile and .pdf signatures shall be equivalent to original signatures.

1N WITNESS WHEREOF, the Parties have executed this Agreement as of the Effective Date.

AMERICAN PICTURE HOUSE CORPORATION

DocuSigned by:

By:
Bannor Michael MacGregor, CEO

CONSULTANT:
JonCar Productions, LLC

By:

EXHIBIT A

Roles and Responsibilities - President

1. Promoting the quality of the Company’s products and services with attention to the maintenance of the standards and procedures the Company will establish; and

2. Seeking to enhance and develop the Company’s relationships with the entertainment industry and technology developers; and

3. Enhancing the ability of the Company to raise capital of its operations; and

4. Identifying, procuring and introducing new business and creative projects to the Company for evaluation and potential involvement.

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CONFIDENTIALITY AND NONDISCLOSURE AGREEMENT

THIS AGREEMENT made as of May 3, 2024 (the “Effective Date”), by and between American Picture House Corporation, a Wyoming corporation (the “Company”), and Jonathan Sanger (“Sanger’’), a citizen of Califomia, and JonCar Productions, LLC (“JonCar”), a California limited liability company. JonCar and Sanger are collectively referred to herein as “Consultant’. Consultant and Company may be referred to herein individually as a “Party” and collectively as the “Parties”.

WHEREAS, Company is an entertainment company with a focus on producing feature films, limited series, and creating content-enhancing entertainment technologies. Company partners with filmmakers, showrunners, content developers and strategic technology partners to develop, package, finance, and produce high-quality feature films and television shows with broad market appeal. Company’s work necessarily involves the development and utilization of information not generally known in the industry in which the Company is or may become engaged;and

WHEREAS, Consultant has extensive experience in the entertainment industry. Consultant’s work necessarily involves the development and utilization of information not generally known in the industry in which the Consultant is or may become engaged; and

WHEREAS, the Consultant, pursuant to a separate Consulting Agreement, is acting as a consultant for the Company; and

WHEREAS, in performing services as a consultant for Company, Consultant will necessarily be given access to “confidential information” (defined below) of Company; and

WHEREAS, in accepting the services of the Consultant, Company may be given access to “confidential information” (defined below) of Consultant; and

WHEREAS, the use of the confidential information by, or its disclosure to, any person or organization other than the Party receiving such confidential information pursuant to the terms of this Agreement (the “Receiving Party”) would be highly detrimental and damaging to the Party disclosing such confidential information pursuant to the terms of this Agreement (the “Disclosing Party”).

NOW THEREFORE, with the foregoing recitals being incorporated herein by reference and deemed an essential part hereof and in consideration of the mutual promises, covenants and conditions contained herein, the Parties agree as follows:

Section 1.

Confidential Information

For the purposes of this Agreement, “confidential information” shall mean information relating to the Disclosing Party’s methods, concepts, ideas, products, work product, and services which is of a proprietary or confidential nature, whether communicated orally or in writing, data or sample form, including, without limitation, concepts, techniques, processes, designs, screenplays, scripts, financial projections, budgets, forecasts, cost data and analyses, computer programs, and other know-how that is disclosed to the Receiving Party by the Disclosing Party pursuant to the terms of this Agreement.

Section 2.

Non Disclosure of Confidential Information

2.1 Non-disclosure. The Receiving Party shall not, without the prior written consent of the Disclosing Party, disclose such confidential information to any third party, including any third-party consultant(s). Further, the Receiving Party shall only use the confidential information pursuant to and for the purposes contemplated by the Consultant’s Consulting Agreement with Company. The parties acknowledge that irreparable injury and damage will result from disclosure of the confidential information to unauthorized third parties or from utilization of the confidential information for any purpose other than the purposes described herein. Also, the Receiving Party shall take all reasonable steps to ensure that the confidential information in the Receiving Party’s possession remains confidential.

The foregoing restrictions shall not be applicable to any information which:

(a)	the Receiving Party can show was previously known to him/her/it prior tס receipt from the Disclosing Party, without breach of an obligation of confidence to any third party; or

(b)	is now, or hereafter, comes into the public domain סr is otherwise legally known or available to the public through sources other than the Receiving Party; or

(c)	is subsequently legally disclosed to the Receiving Party by a third party not owing obligations of confidence to the Disclosing Party, or

(d)	is, or will be, developed independently by the Receiving Party outside of his/her/its services to Disclosing Party, solely through his/her/its affiliates which have not been exposed directly or indirectly to the confidential information, or

(e)	the Receiving Party is obligated to produce as a result of a court order or other valid and legally enforceable mandate, provided that the Disclosing Party has been given reasonable advance notice thereof and an opportunity tס waive its rights or tס seek a protective order or other appropriate remedy.

For the purposes of this Section 2, disclosures which provide specific detailed information shall not be deemed to be within the foregoing exceptions merely because they are embraced by more general disclosures in the public domain or in the Receiving Party’s possession. 1n addition, any combination of features shall not be deemed to be within the foregoing exceptions merely because information about individual components is separately in the public domain or in the Receiving Party’s possession, but only if the combination itself and its principle of operation are in the public domain or in the lawful possession of the Receiving Party without restriction on disclosure.

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2.2 Retum of documents. Upon termination of Consultant’s position as a consultant to Company, the Parties agree that all documents, records, notebooks and similar repositories of or containing confidential information, including copies of such materials, in whatever form, then in their possession, whether prepared by it or others belonging to the other Party, will be returned to the other Party.

2.3 Receiving Party acknowledges that the confidential information belongs to Disclosing Party, that Disclosing Party claims the confidential information comprises trade confidentials, claims that the confidential information is confidential to Disclosing Party and that each of the obligations assumed by Receiving Party in this, and the other paragraphs contained herein, is a material inducement to disclose the confidential information to Receiving Party.

Section 3.

No License Granted

Nothing herein shall be deemed to confer on the Receiving Party a license or other right to use the confidential information disclosed hereunder for any purpose other than the purposes expressly stated in this Agreement. Specifically, and without limitation, Receiving Party shall have no license or right tס use any confidential information in developing any product, work of art, invention, discovery, know-how, trade confidential, patent, trademark, or copyright.

Section 4.

Enforcement

In the event that the Receiving Party shall breach this Agreement, or in the event that such breach appears to be an imminent possibility, Disclosing Party shall be entitled to all legal and equitable remedies afforded it by law as a result of the breach (including an injunction restraining the party or parties about to commit any breach of this Agreement, or who have committed a breach of it, without showing or proving any actual damage sustained by Disclosing Party), and may, in addition to any and all other forms of relief, recover from Receiving Party all reasonable costs and attorneys’ fees incurred by it in seeking any such remedy.

Section 5.

Binding Effect

This Agreement shall be binding upon the parties to this Agreement and upon their respective executors, administrators, legal representatives, successors and assigns.

Section 6.

Applicable Law

This Agreement shall be governed for all purposes by the laws of the State of North Carolina, with Wake County, North Carolina as the agreed upon proper venue. The Parties shall retain all rights and remedies afforded to them under the patent, trademark, copyright and other laws of the United States and the States thereof, and of other countries, including without limitation any laws designed to protect proprietary or confidential information.

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1N WITNESS WHEREOF, the Parties have executed this Agreement as of the Effective Date.

AMERICAN PICTURE HOUSE CORPORATION

Signed by:

By:	/s/ Bannor Michael Macgregor
Bannor Michael MacGregor, CEO

CONSULTANT:

/s/ Jonathan Sanger
Jonathn Sanger

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